EXHIBIT 10.1

                             VICTORIA PETROLEUM N.L.
                        Incorporated in Western Australia

13 July 2004


The Directors
Kestrel Energy Inc.
1726 Cole Blvd., Suite 210
Lakewood, CO 80401

Dear Sirs,

LOAN AGREEMENT DATED 8 JUNE 2004

The Directors of Victoria Petroleum N.L. agreed to advance funds on 8 June 2004, to Kestrel Energy Inc. as a short-term loan on the following terms and conditions:

1.  Amount of loan       -  AUD$70,912

2.  Commencement date    -  8 June 2004

3.  Interest rate        -  5.0% per annum to be paid on repayment of loan

4.  Repayment terms      -  To be repaid in full upon Kestrel receiving funds
                            from Anadarko Petroleum Corporation in settlement of farmout of Green River Project, or at call

5.  Security             -  Unsecured

If the terms outlined above are acceptable please sign below.

Yours faithfully,


/s/ Denis Rakich
DENIS RAKICH
Company Secretary


I agree to the terms and conditions of the loan on behalf of Kestrel Energy Inc.


/s/ TIMOTHY L. HOOPS
-----------------------
Tim Hoops
Director



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